SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT is made this 7th day of September 1998, by and between Northern Dancer Corporation, a Colorado corporation ("NDC"), and U.S. Trucking, Inc. , a Nevada corporation ("U.S. Trucking").

     WHEREAS, NDC desires to acquire all of the issued and outstanding shares of common stock of U.S. Trucking in exchange for an aggregate of 15,877,300 (post-split) authorized but unissued restricted shares of the common stock, no par value, of NDC (the "Common Stock") the "Exchange Offer"); and

     WHEREAS, U.S. Trucking desires to assist NDC in a business combination which will result, if the U.S. Trucking shareholders desire to participate, in the shareholders of U.S. Trucking owning approximately 96.27% of the then issued and outstanding shares of NDC's Common Stock, and NDC holding 100% of the issued and outstanding shares of U.S. Trucking's common stock; and

     WHEREAS, the voluntary share exchange contemplated hereby will result in the U.S. Trucking shareholders tendering all of the outstanding common stock of U.S. Trucking to NDC in exchange solely for the Common Stock and no other consideration, which the parties hereto intend to treat as a reorganization under I.R.C. Section 368(a)(1)(B).

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                 ARTICLE 1

                           EXCHANGE OF SECURITIES

     1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, NDC agrees to offer one share (post-split) of Common Stock for each share of U.S. Trucking common stock issued and outstanding, or a total of 15,877,300 shares of NDC's Common Stock. The Common Stock will be issued directly to the shareholders of U.S. Trucking which accept the Exchange Offer.
Schedule 1, which is attached hereto and incorporated herein by reference, is a complete list of the shareholders of U.S. Trucking which sets forth the number of shares each person owns in U.S. Trucking and the number of shares they will be offered in NDC. NDC has been advised that U.S. Trucking has granted an aggregate of 1,500,000 options under its Executive Stock Option Plan. NDC agrees to issue one share of NDC stock upon exercise of each such option and, as a condition to the transactions contemplated hereby, each option holder under such plan shall agree to accept upon exercise of the option the NDC shares in lieu of the U.S. Trucking shares to which he is otherwise entitled.

     1.2 Exemption from Registration. The parties hereto intend that the Common Stock to be issued by NDC to U.S. Trucking shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Rule 506 of Regulation D under such Act.

     1.3 Investment Intent. Prior to the consummation of the Exchange Offer, the shareholders of U.S. Trucking accepting the Exchange Offer shall execute Letters of Acceptance and such other documents containing, among other things,


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representations and warranties relating to investment intent and investor status, restrictions on transferability and restrictive legends such that the counsel for both NDC and U.S. Trucking shall be satisfied that the offer and sale of NDC shares as contemplated by this Agreement shall be exempt from the registration requirements of the Act and any applicable state blue sky laws.

                                ARTICLE 2
             REPRESENTATIONS AND WARRANTIES OF U.S. TRUCKING

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, U.S. Trucking hereby represents and warrants to NDC that:

     2.1 Organization. U.S. Trucking is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

    2.2 Capital. The authorized capital stock of U.S. Trucking consists of 50,000,000 shares of Common Stock, of which 15,877,300 are currently issued and outstanding , 1,500,000 options granted under an Executive Stock Option Plan and 1,000,000 shares of preferred stock, none of which have been designated or issued. All of the issued and outstanding shares of U.S. Trucking common stock are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating U.S. Trucking to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 Subsidiaries. U.S. Trucking is a holding company which conducts its operations through wholly owned subsidiaries. The two principal subsidiaries of U.S. Trucking are Gulf Northern Transport, Inc., a Wisconsin corporation, and Mencor, Inc., a South Carolina corporation. The other subsidiaries of U.S. Trucking are not material to U.S. Tucking taken as a whole. Each of Gulf Northern Transport, Inc. and Mencor, Inc. (collectively the "Subsidiaries" and each a "Subsidiary") is duly organized and existing under the laws of the state of its incorporation and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of U.S. Trucking as of the date of this Agreement.

     2.5 Financial Statements. U.S. Trucking has delivered to NDC its audited consolidated balance sheet, consolidated statement of operations, consolidated statement of stockholders' equity and consolidated statement of cash flows as of and for the period ended December 31, 1997, and its unaudited balance sheet and statement of operations for the six months ended June 30, 1998 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition of U.S. Trucking on a consolidated basis as of June 30, 1998.

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     2.6  Absence of Changes.  Since June 30, 1998, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of U.S. Trucking's knowledge, each of U.S. Trucking and the Subsidiaries have conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of U.S. Trucking or its Subsidiaries taken as a whole or waived or surrendered any claim or right of material value. U.S. Trucking has advised NDC that it has executed letters of intent related to an acquisition since June 30, 1998 and that it is pursuing several other acquisition candidates. One or more of such transactions may close prior to the closing hereunder and such transactions shall not in any way be prohibited by this Agreement or constitute a breach of any representation made hereunder.

     2.7 Absence of Undisclosed Liabilities. Neither U.S. Trucking, the Subsidiaries nor any of their properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to NDC or have otherwise been disclosed in writing to NDC.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, U.S. Trucking and the Subsidiaries have filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable, except for amounts which are not material to U.S. Trucking and the Subsidiaries, taken as a whole.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, NDC and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of U.S. Trucking. U.S. Trucking shall make available to NDC and/or its attorneys all books and records of U.S. Trucking. U.S. Trucking may request that any person receiving information with respect to it shall execute and deliver an appropriate confidentiality agreement as a condition to such receipt.

     2.10 Compliance with Laws. U.S. Trucking and the Subsidiaries have each complied with, and are not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on U.S. Trucking and the Subsidiaries or their properties taken as a whole.

     2.11 Litigation. Except as disclosed in writing to NDC, U.S. Trucking is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of U.S. Trucking, threatened against or affecting U.S. Trucking or its business, assets or financial condition, except for matters which would not have a material affect on U.S. Trucking or its properties. U.S. Trucking is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. U.S. Trucking is not engaged in any lawsuit to recover any material amount of monies due to it.

     2.12 Authority. U.S. Trucking has full corporate power and authority to enter into this Agreement. The board of directors of U.S. Trucking has taken

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all action required to authorize the execution and delivery of this Agreement by or on behalf of U.S. Trucking and the performance of the obligations of U.S. Trucking under this Agreement. No other corporate proceedings on the part of U.S. Trucking are necessary to authorize the execution and delivery of this Agreement by U.S. Trucking in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by U.S. Trucking, and will be a valid and binding agreement of U.S. Trucking, enforceable against U.S. Trucking in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.13 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by U.S. Trucking of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of U.S. Trucking's knowledge: (a) materially violate any provision of U.S. Trucking's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of U.S. Trucking or either Subsidiary, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which U.S. Trucking is bound;
(d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of U.S. Trucking or either Subsidiary; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which U.S. Trucking or either Subsidiary is bound or subject.

     2.14 Full Disclosure. None of the representations and warranties made by U.S. Trucking herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by U.S. Trucking, or on its behalf, contains or will contain any untrue statement of material fact.

     2.15 Assets. U.S. Trucking and the Subsidiaries each have good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances. Notwithstanding the foregoing, U.S. Trucking and the Subsidiaries have financed certain operating assets and incurred liens in connection therewith as set forth in the U.S. Trucking financial statements. In addition, certain assets have been acquired by U.S. Trucking and the Subsidiaries in certain acquisitions where the title in U.S. Trucking has not, as of the date hereof, been perfected.

     2.16 Material Contracts and Obligations. Attached hereto on Schedule 2 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which U.S. Trucking is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Company in excess of $50,000; or which involve transactions or proposed transactions between the Company and its officers and directors. Excluded from such list are agreements relating to the finance or lease-finance of tractors and/or trailers. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by NDC and its counsel. All of such agreements and contracts are valid, binding and in full

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force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     2.17 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by U.S. Trucking in connection with: (a) the execution and delivery by U.S. Trucking of this Agreement; (b) the performance by U.S. Trucking of its obligations under this Agreement; or
(c) the consummation by U.S. Trucking of the transactions contemplated under this Agreement.
                                ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF NDC

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, NDC represents and warrants to U.S. Trucking that:

     3.1 Organization. NDC is a corporation duly organized, valid existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     3.2 Capitalization. The authorized capital stock of NDC consists of 1,500,000,000 shares of no par value Common Stock of which 98,330,000 shares of Common Stock are currently issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating NDC to issue or to transfer from treasury any additional shares of its capital stock of any class. Prior to the Closing, NDC will complete a 1 for 160 reverse stock split and in connection therewith reduced the number of shares of Common Stock that it is authorized to issue to 75,000,000 shares without par value and the number of outstanding shares will be reduced to approximately 614,700.

     3.3 Subsidiaries. NDC does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     3.4 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of NDC as of the date of this Agreement.

     3.5 Financial Statements. NDC has delivered to U.S. Trucking its audited balance sheet and statements of operations and cash flows as of and for the period ended March 31, 1998, and its unaudited balance sheet and statements of operations for the three months ended June 30, 1998 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. As of the Closing, NDC will have at least $30,000 in cash after payment of all liabilities including the costs of this transaction.

     3.6 Absence of Changes. Since June 30, 1998, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of NDC's knowledge, NDC has not experienced or suffered
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any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value. NDC's business prior to the closing hereunder shall consist solely of activities preparatory to the closing hereunder.

     3.7 Absence of Undisclosed Liabilities. To the best of NDC's knowledge, neither NDC nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to U.S. Trucking.

     3.8 Tax Returns. Within the times and in the manner prescribed by law, NDC has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, U.S. Trucking shall have the opportunity to meet with NDC's accountants and attorneys to discuss the financial condition of NDC. NDC shall make available to U.S. Trucking all books and records of NDC.

     3.10 Compliance with Laws. To the best of NDC's knowledge, NDC has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business. Further, NDC has filed all periodic reports required to be filed by it if it were a reporting company with securities registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"). NDC does not represent that it has made all disclosures required to made by such registered reporting companies, nevertheless, NDC represents that the reports filed by NDC under the 1934 Act are true, accurate and complete and do not omit to state a fact necessary to be stated in order to make the statements made therein not misleading.

     3.11 Litigation. NDC is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of NDC, threatened against or affecting NDC or its business, assets, or financial condition. NDC is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. NDC is not engaged in any legal action to recover moneys due to it.

     3.12 No Prior or Pending Investigation. NDC is not aware of any prior or pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding NDC or any officers or directors of NDC or any shareholders or controlling persons of such shareholders.

     3.13 Authority. NDC has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of NDC has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of NDC, the performance of the obligations of NDC under this Agreement and the consummation by NDC of the transactions contemplated under this Agreement. No other corporate proceedings on the part of NDC are necessary to authorize the execution and delivery of this Agreement by NDC in the performance of its obligations under this Agreement. This Agreement is, and when executed and

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delivered by NDC, will be a valid and binding agreement of NDC, enforceable against NDC in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally. Conditioned only upon the consummation of this transaction, NDC has assumed the obligation on the part of U.S. Trucking to register the shares of certain U.S. Trucking shareholders under the Securities Act within 180 days of the closing of a private placement by U.S. Trucking in August 1998.

     3.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by NDC of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of NDC's knowledge: (a) violate any provision of NDC's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of NDC, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which NDC is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of NDC; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which NDC is bound or subject.

     3.15 Validity of NDC Shares. The shares of NDC Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.16 Full Disclosure. None of the representations and warranties made by NDC herein, or in any exhibit, certificate or memorandum furnished or to be furnished by NDC, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.17 Assets.    NDC has good and marketable title to all of its tangible
properties and such tangible properties are not subject to any material liens or encumbrances.

     3.18 Material Contracts and Obligations. NDC has no material contracts to which it is a party or by which it is bound.

     3.19 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by NDC in connection with: (a) the execution and delivery by NDC of its obligations under this Agreement; (b) the performance by NDC of its obligations under this Agreement; or (c) the consummation by NDC of the transactions contemplated by this Agreement.

     3.20 Real Property. NDC does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

     3.21 Indemnification. NDC and J. Daniel Bell agree to indemnify, defend and hold U.S. Trucking and its shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, liabilities, including

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interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by, NDC to perform any of its representations, warranties or covenants in this Agreement or any loans which have previously been made by NDC to Dunn International, Inc. ("Dunn") or any investments made by NDC in Dunn.

                                ARTICLE 4
                                COVENANTS

     4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commit- ments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     4.2 Conduct of Business. Prior to the Closing, NDC and U.S. Trucking shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as provided herein, neither NDC nor U.S. Trucking shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein. Notwithstanding the foregoing, U.S. Trucking shall be permitted to continue to engage in and consummate any and all acquisitions, and incur obligations and issue securities in connection therewith, as it shall deem advisable.

                                ARTICLE 5
                CONDITIONS PRECEDENT TO NDC'S PERFORMANCE

     5.1 Conditions. The obligations of NDC hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. NDC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by NDC of any other condition of or any of NDC's other rights or remedies, at law or in equity, if U.S. Trucking shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by U.S. Trucking in this

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Agreement or in any written statement that shall be delivered to NDC by U.S.
Trucking under this Agreement shall be true and accurate on and as of the Closing Date in all material respects as though made at that time.

     5.3 Performance. U.S. Trucking shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.4 Acceptance by U.S. Trucking Shareholders. The holders of not less than 95% of the issued and outstanding shares of common stock of U.S. Trucking shall have agreed to exchange their shares for shares of NDC Common Stock.

     5.5 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against U.S. Trucking on or before the Closing Date.

     5.6 Officer's Certificate. U.S. Trucking shall have delivered to NDC a certificate, dated the Closing Date, and signed by the Chief Executive Officer of U.S. Trucking, certifying that each of the conditions specified in Sections
5.2 through 5.5 hereof have been fulfilled.

                                ARTICLE 6
           CONDITIONS PRECEDENT TO U.S. TRUCKING'S PERFORMANCE

     6.1 Conditions. U.S. Trucking's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. U.S. Trucking may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by U.S. Trucking of any other condition of or any of U.S. Trucking's rights or remedies, at law or in equity, if NDC shall be in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by NDC in this Agreement or in any written statement that shall be delivered to U.S. Trucking by NDC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. NDC shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against NDC on or before the Closing Date.

     6.5 Directors of NDC. Effective on the Closing, NDC shall have fixed the size of its Board of Directors at two (2) persons, and such Board of Directors shall include Danny L. Pixler and W. Anthony Huff and the present directors have resigned.

     6.6 Officers of NDC. Effective on the Closing, NDC shall have elected the following new Officers of NDC and the present officers shall have resigned:

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               Danny L. Pixler      -     President
               W. Anthony Huff      -     Executive Vice President
               John Ragland         -     Chief Financial Officer
               Marion Huff          -     Secretary

     6.7 Name Change, Reverse Split, and Change in Authorized Shares. NDC shall have changed its name to U.S. Trucking, Inc., completed a 1 for 160 reverse stock split, and reduced the number of authorized shares of common stock from 1.5 billion to 75 million.

     6.8  Assets.   At the time of the closing NDC shall have cash assets of
no less than $30,000 and no liabilities.

     6.9  SEC Status.   NDC shall be current in its 1934 Act filings with the
Securities and Exchange Commission and there shall be no impediment to NDC becoming a fully reporting Company with its common stock registered under
Section 12(g) of the 1934 Act upon the filing of Form 8A with the Securities and Exchange Commission.

     6.10 Officer's Certificate. NDC shall have delivered to U.S. Trucking a certificate, dated the Closing Date, and signed by the President of NDC certifying that each of the conditions specified in Sections 6.2 through 6.9 have been fulfilled.

                                ARTICLE 7
                                CLOSING

     7.1 Closing. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman & Sawyer, P.C., 600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on September 7, 1998, or such other date as shall be mutually agreed upon by the parties. At the Closing:

          (a) U.S. Trucking shall deliver Letters of Acceptance and the certificates representing the shares of U.S. Trucking held by the shareholders of U.S. Trucking accepting the Exchange Offer ("Accepting Shareholders") to NDC.

          (b) Each Accepting Shareholder shall receive a certificate or certificates representing the number of shares of NDC Common Stock for which the shares of U.S. Trucking common stock shall have been exchanged.

          (c) NDC shall deliver a signed Consent and/or Minutes of the Directors of NDC approving this Agreement and each matter to be approved by the Directors of NDC under this Agreement and the resignations of its officers and directors.

          (d) U.S. Trucking shall deliver a signed Consent or Minutes of the Directors of U.S. Trucking approving this Agreement and each matter to be approved by the Directors of U.S. Trucking under this Agreement.

          (e)  NDC shall deliver an officer's certificate, as described in
Section 6.10 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of NDC are true and correct as of, or have been fully performed and complied with by, the Closing Date.

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
          (f) U.S. Trucking shall deliver an officer's certificate, as described in Section 5.6 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of U.S. Trucking are true and correct as of, or have been fully performed and complied with by, the Closing Date.

                                ARTICLE 8
                              MISCELLANEOUS

     8.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     8.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     8.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     8.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     8.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     8.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Colorado, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     8.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed or the following day if sent by Federal Express, Airborne Express, DHL, UPS or other recognized overnight courier. Any notice hereunder shall also be transmitted by facsimile. The addresses and facsimile numbers to be used are as follows:


                                    11
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
     NDC:

               Northern Dancer Corporation
               370 Seventeenth Street, Suite 2300
               Denver, Colorado  80202
               Fax:  (303) 592-8821

     with a copy to:

               Jon D. Sawyer, Esq.
               Krys Boyle Freedman & Sawyer, P.C.
               600 Seventeenth Street, Suite 2700 South Tower
               Denver, Colorado 80202
               Fax: (303) 893-2882

     U.S. Trucking:

               U.S. Trucking, Inc.
               3125 Ashley Phosphate Road, Suite 126
               North Charleston, South Carolina  29418
               Fax (803) 767-9198 and  (502) 412-8900

     with a copy to:

               Frank J. Hariton, Esq.
               350 Fifth Avenue, Suite 3000
               New York, New York  10118
               Fax (212) 695-6007 and (914) 693-2963

     8.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     8.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     8.10 Brokers. The parties hereto represent and agree that no broker has brought about the aforementioned transaction and no finder's fee has been paid or is payable by any party. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     8.11 Announcements. NDC and U.S. Trucking will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     8.12 Dunn International. After the Closing, U.S. Trucking agrees that neither U.S. Trucking nor NDC will file a suit against Dunn International or any of its officers, directors or principal shareholders for payment of any promissory notes which Dunn International has executed in favor of NDC.

     8.13 Expenses. NDC and U.S. Trucking will pay their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     8.14 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     AGREED TO AND ACCEPTED as of the date first above written.

NORTHERN DANCER CORPORATION        U.S. TRUCKING, INC.


By /s/ Joseph E. O'Connor          By /s/ Danny L. Pixler
   Joseph E. O'Connor, President      Danny L. Pixler, President


AS TO SECTION 3.21 ONLY:

J. DANIEL BELL


/s/ J. Daniel Bell
J. Daniel Bell






                                    13
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

                                SCHEDULE 1

                   Stock Ownership of U.S. Trucking and
                  Shares of NDC to be Exchanged Therefor




                                        Number of
                                      U.S. Trucking        Number of
            Name                         Shares            NDC Shares

     Logistics, L.L.C.                 13,000,000          13,000,000
     Joff Pollon                        1,000,000           1,000,000
     LMU & Company                        500,000             500,000
     Waterways Group, Inc.                377,300             377,300
     Mark Weber                            40,000              40,000
     Ronald Setzkorn                      233,333             233,333
     Market Edge Inc.                      93,333              93,333
     Jay W. Bosselman                     106,668             106,668
     Ralph Brown                           33,333              33,333
     Sebrite Financial                     33,333              33,333
     Stanley Chasen                        33,333              33,333
     Joff Pollon                          160,000             160,000
     Steve Bell                            53,333              53,333
     Roger Romanski                        53,333              53,333
     Jud Wagonseller                       26,668              26,668
     Transportation Services Co.          133,333             133,333

               Total                   15,877,300          15,877,300

                                  SCHEDULE 2

                              U.S. TRUCKING, INC.
                               ("U.S. Trucking")


2.2  Capital:

     U.S. Trucking has agreed with the shareholders in its recent private offering that it will use its best efforts to register the shares issued in the private offering within 180 days of the closing of the private offering.

2.4  Directors and Officers of U.S. Trucking:

      Danny L. Pixler   -  President, Chief Executive Officer and Director
      W. Anthony Huff   -  Executive Vice President and Director
      John Ragland      -  Chief Financial Officer

2.17 Material Contracts of U.S. Trucking:

                                   SCHEDULE 3

                          NORTHERN DANCER CORPORATION
                                    ("NDC")

3.2  Directors and Officers of NDC:

       Joseph E. O'Connor  -  President, Treasurer and Director
       J. Daniel Bell      -  Secretary and Director
       David Walters       -  Director

3.19 Material Contracts of NDC

     None.